Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated March 15, 2019, included in the Registration Statement (Form F-1 No. 333-230642) and related Prospectus of StoneCo Ltd. for the registration of its Class A common shares.

/s/ ERNST & YOUNG Auditores Independentes S.S.

São Paulo, Brazil

March 29, 2019